AGREEMENT dated as of January 30, 1995 between Harry McCoy ("McCoy") and EDITEK, Inc.

         WHEREAS, EDITEK is acquiring all the assets of MedTox
Laboratories, Inc., including the name "MedTox"; and

         WHEREAS, EDITEK desires to induce McCoy to become and remain employed by EDITEK following the acquisition.

         NOW, THEREFORE, in consideration of the premises, the parties hereby agree that EDITEK shall assign to McCoy whatever rights it has to the name "MedTox," (i) if EDITEK shall sell all or substantially all its laboratory diagnostics business and within three (3) months after such sale McCoy ceases to be employed by the new owner of such business or (ii) if more than Fifty (50%) Percent of the outstanding voting securities of EDITEK are acquired by any person or entity that is in the laboratory diagnostics business and within three
(3) months thereafter McCoy ceases to be employed by EDITEK.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement.


                                                 EDITEK, INC.


  /s/ Harry G. McCoy                             By:  /s/ James D. Skinner
         Harry McCoy                                      President






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